UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SECURITY NATIONAL FINANCIAL CORPORATION

(Name of Registrant as specified in its Charter)

(Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate box):

☒	No fee required.

☐	Fee computed on table below per Securities Exchange Act Rules 15a-6(i)(4) and 0-11.

☐	Fee paid previously with preliminary materials.

Explanatory Note

On April 29, 2025, Security National Financial Corporation (the “Company”) filed on EDGAR its proxy statement (the “Proxy Statement”) on Schedule 14A for the Annual Meeting of Stockholders to be held on Friday, June 27, 2025. This Amendment No. 1 to Schedule 14A (“Amendment”) is being filed by the Company solely to clarify the matters as described herein. Page 28 of the Proxy Statement, contained the statement in relation to passage of Proposal 2, that “The affirmative vote of the holders of a majority of the outstanding shares of Class A and Class C common stock entitled to vote at the Annual Meeting will be required to approve the amendment to the 2022 Equity Incentive Plan.” That sentence of the Proxy Statement is hereby amended and restated to, “The affirmative vote of the holders of a majority of the outstanding shares of Class A and Class C common stock properly represented in person or by proxy, and entitled to vote, at the Annual Meeting will be required to approve the amendment to the 2022 Equity Incentive Plan.” Furthermore, the Company wishes to clarify that abstentions and broker non-votes at the Annual Meeting will be counted as “represented” for the purpose of determining the presence or absence of a quorum.

Except as described above, this Amendment does not modify or update any disclosures presented in the Proxy Statement. Capitalized terms used in this Amendment and not otherwise defined have the meaning given to such terms in the Proxy Statement.